UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2019
PayPal Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2211 North First Street
San Jose, CA 95131
(Address of principal executive offices)

(408) 967-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously announced on April 9, 2019, beginning with the first quarter of 2019, PayPal Holdings, Inc. (“PayPal,” the “Company,” “we,” “us,” or “our”) reclassified certain operating expenses within its consolidated statements of income. Prior period amounts for the years ended December 31, 2018, 2017 and 2016 have been reclassified to conform to this presentation in this Current Report on Form 8-K (the “Form 8-K”). These changes have no impact on our previously reported consolidated net income for prior periods, including total operating expenses, financial position, or cash flows for any periods presented.

The classification changes relate primarily to the combination of costs incurred to develop and operate our Payments Platform into a new caption entitled technology and development. This new caption includes: (a) costs incurred in operating, maintaining, and enhancing our Payments Platform, including network and infrastructure costs, which were previously classified in the customer support and operations caption, and (b) costs incurred in developing new and improving existing products, which were previously classified in the product development caption on our consolidated statements of income. In addition, we have eliminated the presentation of depreciation and amortization expense as a separate financial statement caption by reclassifying these expenses into financial statement captions aligned with the internal organizations that are the primary beneficiaries of the depreciation and amortization of such assets.

This Form 8-K updates and supersedes the information in the following sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”) to reflect the Company’s reclassification of prior period amounts to conform to this presentation:

•
“Item 7. Management Discussion and Analysis of Financial Condition and Results of Operations” included in the 2018 Form 10-K, which is filed herewith as a portion of Exhibit 99.1 and incorporated by reference into this Item 8.01.

•
“Item 8. Financial Statements and Supplementary Data”, included as part of Exhibit 15(a)(1) of the 2018 Form 10-K, which is filed herewith as a portion of Exhibit 99.1 and incorporated by reference into this Item 8.01.

In the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019, the Company adjusted its unaudited condensed consolidated financial statements for the three months ended March 31, 2018 and for the three and six months ended June 30, 2018 to reflect the retrospective reclassification of the Company’s operating expenses. Accordingly, the Company is filing this Form 8-K so that the Company’s annual financial statements and other information for years prior to January 1, 2019 incorporated by reference in any document that the Company has filed or may file from time to time with the Securities and Exchange Commission (“SEC”) that has been impacted by the Company’s reclassification of operating expenses would reflect the revised reclassification.

Except as specifically set forth above relating to the Company’s reclassification of operating expenses, the information in this Form 8-K does not reflect any event or development occurring after February 7, 2019, the date the Company filed the 2018 Form 10-K. For a discussion of events and developments subsequent to the filing of the 2018 Form 10-K, please refer to the Company’s SEC filings since that date.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

23.1	Consent of PricewaterhouseCoopers LLP
99.1	Revised Management's Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements for the years ended December 31, 2018, 2017 and 2016
101
The following recast financial information related to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, formatted in iXBRL (Inline Extensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Income, (iii) the Consolidated Statements of Comprehensive Income, (iv) the Consolidated Statements of Stockholders’ Equity, (v) the Consolidated Statements of Cash Flows and (vi) the related Notes to Consolidated Financial Statements.

104	Cover Page Interactive Data File, formatted in iXBRL and contained in Exhibit 101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date:	September 16, 2019	/s/ Brian Y. Yamasaki
Name: Brian Y. Yamasaki
Title: Vice President, Corporate Legal and Secretary